EXHIBIT 10.32
_________________________________________________________________

SUB-SUBLEASE

Between

CYTRX ONCOLOGY CORPORATION

Sub-Sublandlord,

and

RED PINE ADVISORS LLC
Sub-Subtenant.

Premises:

The Entire 25th Floor at
555 Madison Avenue
New York, NY

Dated: As of December 4, 2008

_________________________________________________________________

SUB-SUBLEASE

THIS SUB-SUBLEASE (this "Sub-Sublease"), dated as of the 4th day of December, 2008 between CYTRX ONCOLOGY CORPORATION, a Delaware corporation (as successor in interest to Innovive Pharmaceuticals, Inc.), having an address at 11726 San Vincente Boulevard, Suite 650, Los Angeles, California 90049 (“Sub-Sublandlord”), and RED PINE ADVISORS LLC, a Delaware limited liability company, having an office at 900 Third Avenue, Suite 2023, New York, New York 10022 (“Sub-Subtenant”).

W I T N E S S E T H:

1.           DEMISE AND TERM.  Sub-Sublandlord hereby leases to Sub-Subtenant, and Sub-Subtenant hereby hires from Sub-Sublandlord, those certain premises (the “Subleased Premises”) consisting of the entire twenty-fifth (25th) floor (as more particularly identified on Exhibit A annexed hereto and forming a part hereof) in the building located at 555 Madison Avenue, New York, NY (the “Building”) and being the premises which were leased to Friedman Billings Ramsey Group, Inc. (“FBR”) pursuant to the “Lease” (as hereinafter defined) and subleased to Innovive Pharmaceuticals, Inc. (“Innovive”) pursuant to the “Original Sublease” (as hereinafter defined).  The term of this Sub-Sublease shall be the period commencing on the date (the “Commencement Date”) which shall be the later to occur of (i) the date upon which this Sub-Sublease is fully executed by Sub-Sublandlord and Sub-Subtenant and (ii) the date upon which the Consents (as defined in Article 32 hereof) are obtained, and ending at 11:59 p.m. on August 29, 2012, unless sooner terminated as herein provided (the “Expiration Date”).

2.           SUBORDINATE TO THE LEASE.   (a)  This Sub-Sublease is and shall be subject and subordinate to (i) the lease dated April 26, 2002 between Rodney Company, N.V., Inc. as landlord (the “Prime Landlord”), and FBR, as tenant (the “Lease”), (ii) the sublease dated March 14, 2005 between FBR, as sublessor, and Innovive, as sublessee (the “Original Sublease”), and that certain consent to the Original Sublease (the “Sublease Consent”) dated March 14, 2005 among the Prime Landlord, FBR and Innovive, and (iii) the matters to which the Lease is or shall be subject and subordinate.  A copy of the Lease and the Original Sublease (certain financial matters of which have been redacted) have been delivered to and examined by Sub-Subtenant and are annexed hereto as Exhibit B-1 and B-2, respectively, and form a part hereof.

(b)           Sub-Sublandlord represents that a true and complete copy of the (i) Lease (excluding redacted terms and conditions not relevant to Sub-Subtenant) is attached hereto as Exhibit B-1 and (ii) the Original Sublease and the Sublease Consent are attached hereto as Exhibit B-2.

3.           INCORPORATION BY REFERENCE.  (a)  The terms, covenants and conditions of the Lease (as modified by the Original Sublease) and the Original Sublease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this Sub-Sublease for the purpose of incorporation by reference, each and every term, covenant and condition of the Lease (as modified by the Original Sublease) and the Original Sublease binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sub-Sublease, bind or inure to the benefit of Sub-Sublandlord, and each and every term, covenant and condition of the Lease (as modified by the Original Sublease) and the Original Sublease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sub-Sublease, bind or inure to the benefit of Sub-Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sub-Sublease, and as if the words "Landlord" and "Tenant", or words of similar import, wherever the same appear in the Lease, and “Sublandlord” and “Subtenant”, or words of similar import, wherever the same may appear in the Original Sublease, were construed to mean, respectively, "Sub-Sublandlord" and "Sub-Subtenant" as such terms are used in this Sub-Sublease, and as if the words “Sublessor” and “Sublessee” or words of similar import, wherever the same appear in the Original Sublease, were construed to mean, respectively, “Sub-Sublandlord” and “Sub-Subtenant” in this Sub-Sublease, and as if the words "demised premises" or "Demised Premises" or "Premises" or words of similar import, wherever the same appear in the Lease and Original Sublease, were construed to mean " Subleased Premises" in this Sub-Sublease, and as if the word "Lease", “Base Lease”, or words of similar import, wherever the same appear in the Lease and the Original Sublease were construed to mean this "Sub-Sublease" and other terms and provisions will be construed with such necessary modifications as the context requires.  The provisions of the Lease (as modified by the Original Sublease) and of the Original Sublease as set forth on Exhibit C annexed hereto and forming a part hereof, shall be deemed modified or deleted for the purposes of incorporation by reference in this Sub-Sublease.  If any of the express provisions of this Sub-Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sub-Sublease.

(b)           Whenever in the Original Sublease or the Lease a time is specified for the giving of any notice or the making of any demand by the tenant thereunder, such time is hereby changed (for the purpose of this Sub-Sublease only) by adding five (5) days thereto; and whenever in the Original Sublease or the Lease a time is specified for the giving of any notice or the making of any demand by the landlord thereunder, such time is hereby changed (for the purpose of this Sub-Sublease only) by subtracting two (2) days therefrom.  If the Original Sublease shall provide any grace or cure period for any failure on Sub-Subtenant’s part or default by the Sub-Subtenant under the Original Sublease, then the grace or cure period hereunder shall be the grace or cure period under the Original Sublease.  Notwithstanding the foregoing, in no event shall Sub-Subtenant have less than three (3) business days under this Sub-Sublease to cure any default, give or respond to any notice, give any consent, make any demand or take any other action required or permitted hereunder.

4.           PERFORMANCE BY SUB-SUBLANDLORD.  (a) Any obligation of Sub-Sublandlord which is contained in this Sub-Sublease by the incorporation by reference of the provisions of the Lease (as modified by the Original Sublease) or the Original Sublease may be observed or performed by Sub-Sublandlord using reasonable efforts to cause FBR (or its successors and/or assigns, hereinafter called the “Overlandlord”) to cause the Prime Landlord to observe and/or perform the same, and Sub-Sublandlord shall have a reasonable time to enforce its rights to cause such observance or performance.  Sub-Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sub-Sublandlord's rights under the Original Sublease, and, notwithstanding any provision to the contrary, as to obligations contained in this Sub-Sublease by the incorporation by reference of the provisions of the Lease (as modified by the Original Sublease), Sub-Sublandlord shall not be required to make any payment or perform any obligation, and Sub-Sublandlord shall have no liability to Sub-Subtenant for any obligation whatsoever, except that, subject to any abatement rights applicable to the term of this Sub-Sublease, contained in the Lease (as modified by the Original Sublease), Sub-Sublandlord shall pay the fixed annual rent and additional rent due under the Original Sublease and Sub-Sublandlord shall use reasonable efforts, upon written request of Sub-Subtenant, to cause the Overlandlord to cause the Prime Landlord to observe and/or perform its obligations under the Lease.  Except as otherwise provided for herein, Sub-Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by the Prime Landlord under the Lease or otherwise, including, without limitation, heat, air conditioning, electricity, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Sub-Subtenant's obligations under this Sub-Sublease except to the extent that, as a result thereof, Sub-Sublandlord’s obligation to pay fixed annual rent or additional rent under the Original Sublease is abated or diminished (in which case, unless Sub-Subtenant is in default hereunder beyond applicable notice and grace periods, Sub-Subtenant’s Base Rent and additional rent, as applicable, shall be appropriately abated or reduced, as the case may be), (ii) constructive eviction, whether in whole or in part, or (iii) liability on the part of Sub-Sublandlord.

(b)  In the event the Prime Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Lease on its part to be performed, Sub-Sublandlord shall cooperate with Sub-Subtenant and, upon Sub-Subtenant’s written request therefor, shall use reasonable good faith efforts to seek to obtain the performance of the Prime Landlord under the Lease.  If the Prime Landlord shall default in any of its obligations with respect to the Subleased Premises, or there shall exist a bona fide dispute with the Prime Landlord under the terms, covenants, conditions, provisions and agreements of this Sub-Sublease and/or the Lease and/or the Original Sublease, and Sub-Subtenant notifies Sub-Sublandlord in writing that Sub-Subtenant has previously notified the Prime Landlord of such dispute and that such default or notice has been disregarded or not reasonably satisfactorily acted upon, then Sub-Sublandlord shall within ten (10) days of Sub-Subtenant’s notice (except in an emergency, within two (2) business days of Sub-Subtenant’s request), notify the Prime Landlord of such default or dispute in its name on Sub-Subtenant’s behalf.  Sub-Subtenant shall be entitled to participate with Sub-Sublandlord, at its sole cost and expense, in the enforcement of Sub-Sublandlord’s rights against the Prime Landlord, if any.

(c)  If, after written request from Sub-Subtenant, Sub-Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sub-Sublandlord’s rights against such action in its own name, and at its own cost and expense, and for such purpose and to such extent, all of the rights of Sub-Sublandlord under the Original Sublease are hereby conferred upon and assigned to Sub-Subtenant and Sub-Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises.  If any such action against the Prime Landlord in Sub-Subtenant’s name, shall be barred by reason of lack of privity, non-assignability or otherwise, Sub-Subtenant may take such action in Sub-Sublandlord’s name provided Sub-Subtenant has obtained the prior written consent of Sub-Sublandlord, which consent shall not be unreasonably withheld or delayed within ten (10) days thereof, and in connection therewith, Sub-Subtenant does hereby agree to indemnify and hold Sub-Sublandlord harmless from and against all liability, loss or damage, including, without limiting the foregoing, reasonable attorneys’ fees and disbursements, which Sub-Sublandlord shall suffer by reason of any such action by Sub-Subtenant.

(d)           Sub-Sublandlord shall not be responsible for the maintenance or repair of any equipment in, or that services, the Subleased Premises, including, without limitation, any HVAC equipment that exists therein or services the Subleased Premises, whether on the date hereof or in the future.

(e)           Subject to Section 17 herein, Sub-Sublandlord agrees to cooperate with Sub-Subtenant, at no cost to Sub-Sublandlord, in obtaining for Sub-Subtenant any consent of Prime Landlord or Overlandlord sought by Sub-Subtenant for any action for which the Lease or the Original Sublease requires Prime Landlord’s or Overlandlord’s consent or delivering any notice to Prime Landlord  or Overlandlord as required by any provision of the Lease or the Original Sublease including, but without limitation, promptly forwarding any request made by Sub-Subtenant for services, consent or approval.  In the event Sub-Subtenant shall obtain the consent of Prime Landlord and Overlandlord with respect to a matter requiring the consent of Prime Landlord and/or Overlandlord, then provided such matter does not impose any additional obligation, duty or liability upon Sub-Sublandlord, in such event Sub-Sublandlord shall be deemed to have given its consent under the Sub-Sublease.  In the event such matter does impose additional obligation, duty or liability upon Sub-Sublandlord, Sub-Sublandlord shall not unreasonably withhold, delay or condition its consent provided that Sub-Subtenant agrees, as a condition of such consent, to fulfill such obligation, duty or liability, at Sub-Subtenant’s sole cost and expense.

         (f)           To the extent that, as a result of Prime Landlord’s default under the Lease affecting the Subleased Premises, Sub-Sublandlord recovers any abatement, credit, set off or offset, or benefit thereof that is related to the term of this Sub-Sublease, then such abatement, credit, set off or offset applicable to the Subleased Premises related to the term of this Sub-Sublease shall belong exclusively to the Sub-Subtenant.

5.           NO BREACH OF THE ORIGINAL SUBLEASE OR THE LEASE.  Sub-Subtenant shall not do or permit to be done any act or thing which constitutes a breach or violation of any term, covenant or condition of the Original Sublease or the Lease by the tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sub-Sublease.

6.           INTENTIONALLY DELETED

7.           INDEMNITY.  Sub-Subtenant shall indemnify, defend and hold harmless Sub-Sublandlord, the Overlandlord and the Prime Landlord from and against any and all losses, costs, damages, reasonable expenses and liabilities, including, without limitation, reasonable attorneys' fees, court costs and disbursements, which Sub-Sublandlord, the Overlandlord or the Prime Landlord may incur or pay by reason of (a) any accidents, damages or injuries to persons or property occurring during this term of this Sub-Sublease in, on or about the Subleased Premises, (b) any breach or default hereunder or under the Original Sublease on Sub-Subtenant's part, (c) any work done in or to the Subleased Premises by or on behalf of Sub-Subtenant (or any person claiming through or under Sub-Subtenant), or (d) any act, omission, negligence or other fault on the part of Sub-Subtenant and/or its officers, employees, agents, licensees, contractors, subcontractors, customers and/or invitees or any person claiming through or under Sub-Subtenant; except to the extent such losses, costs damages, expenses and liabilities set forth in (a) through (d) above result from the Sub-Sublandlord’s, the Overlandlord’s or the Prime Landlord’s negligent or intentional acts or omissions, as the case may be.  If any action or proceeding shall be brought against Sub-Sublandlord by reason of any such claim, Sub-Subtenant, upon notice from Sub-Sublandlord, agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Sub-Sublandlord; it being understood that counsel for Sub-Subtenant's insurance company shall be deemed to be satisfactory to Sub-Sublandlord.  Sub-Subtenant shall pay to Sub-Sublandlord on demand all sums which may be owing to Sub-Sublandlord by reason of the provisions of this Article 7.  Sub-Sublandlord's obligations under this Article 7 shall survive the termination of this Sub-Sublease.

8.           RELEASES.  Sub-Subtenant hereby releases the Overlandlord or anyone claiming through or under the Overlandlord by way of subrogation or otherwise and Sub-Sublandlord under this Sub-Sublease to the extent that Sub-Sublandlord, as tenant, released the Overlandlord, as landlord, and/or the Overlandlord was relieved of liability or responsibility pursuant to the provisions of the Original Sublease, and Sub-Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of the Overlandlord and Sub-Sublandlord which Sub-Sublandlord is required to provide pursuant to the provisions of the Original Sublease.  Sub-Sublandlord and Sub-Subtenant shall each secure an appropriate clause in, or endorsement upon, each insurance policy obtained by such party in connection herewith, pursuant to which the respective insurance companies waive subrogation against the other.

9.           RENT.  (a)  Sub-Subtenant shall pay to Sub-Sublandlord base rent (the “Base Rent”) hereunder at the annual rate of Three Hundred Forty Nine Thousand Seven Hundred Forty and 00/100 ($349,740.00) Dollars for the period commencing on the date which is two (2) months from the Commencement Date (the “Rent Commencement Date”), but in no event shall the Rent Commencement Date occur prior to February 1, 2009, and ending on the Expiration Date.  Base Rent shall be payable in equal monthly installments in advance on the first day of each month, without notice or demand therefor.  Upon Sub-Subtenant’s execution hereof, it shall pay the first (1st) full installment of Base Rent due under this Sub-Sublease in the amount of Twenty Nine Thousand One Hundred Forty-Five and 00/100 ($29,145.00), which shall be credited toward the first (1st) installment of Base Rent due upon the Rent Commencement Date, and if the Base Rent for such month is apportioned in accordance with the following sentence, the remainder of such prepaid rent shall be applied to the Base Rent due the following month.  If the Commencement Date is not the first day of a month, Base Rent for the period commencing on the Rent Commencement Date and ending on the last day of the month in which the Rent Commencement Date occurs and shall be apportioned on the basis of the number of days in said month and shall be paid on the Rent Commencement Date.  Base Rent and all other amounts payable by Sub-Subtenant to Sub-Sublandlord under the provisions of this Sub-Sublease (herein called the “Additional Charges”) shall be paid promptly when due, without notice on demand therefor, and without deduction, abatement, counterclaim or set off of any amount or for any reason whatsoever, except as otherwise set forth herein.

 (b)                      Base Rent and Additional Charges shall be paid to Sub-Sublandlord in lawful money of the United States by check drawn on a bank which is a member of the New York Clearing House Association or a successor thereto, to Sub-Sublandlord at 11726 San Vincente Boulevard, Suite 650, Los Angeles, California 90049, or to such other person and/or at such other address as Sub-Sublandlord may from time to time designate by notice to Sub-Subtenant.  No payment by Sub-Subtenant or receipt by Sub-Sublandlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Base Rent or Additional Charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sub-Sublandlord may accept and deposit any check or payment without prejudice to Sub-Sublandlord's right to recover the balance due or to pursue any other remedy available to Sub-Sublandlord.

        10.           LATE CHARGES.  If payment of any Base Rent or Additional Charges shall not have been paid within ten (10) days after the date on which such amount was due and payable hereunder, such unpaid sums shall bear interest from the date due until paid in an amount equal to the lesser of (i) two (2) percent per annum above the prime rate of interest announced from time to time by Citibank, N.A. and (ii) the maximum applicable legal rate of interest, if any, and such sums shall be added to the sum due and shall be deemed Additional Charges hereunder.  If Sub-Subtenant shall issue a check to Sub-Sublandlord which is returned unpaid for any reason, Sub-Subtenant shall pay to Sub-Sublandlord an additional charge of $250.00 for Sub-Sublandlord's expenses in connection therewith.  Nothing in this Section contained and no acceptance of late charges by Sub-Sublandlord shall be deemed to extend or change the time for payment of Base Rent or Additional Charges.

11.           ADDITIONAL CHARGES. (a) Except as may be herein provided to the contrary, all defined terms used in this Article shall have the meanings attributed to such terms in the Lease or the Original Sublease, as the case may be.  Commencing on July 1, 2009, Sub-Subtenant shall pay to Sub-Sublandlord, as Additional Charges, Tenant’s Tax Payment and commencing on January 1, 2010, Sub-Subtenant shall pay to Sub-Sublandlord, as Additional Charges, Tenant’s Operating Payment (as such terms are defined in Articles 39 and 40 of the Lease, respectively) in respect of the Subleased Premises, provided, however, for purposes of this Sub-Sublease, the Base Tax Year for Tenant’s Tax Payment shall be the 2008/2009 fiscal year and the Base Year for Tenant’s Operating Payment shall be the 2009 calendar year.

(b)           Sub-Sublandlord shall provide Sub-Subtenant with copies of all relevant statements with respect to any item of Additional Charges (or additional rent) payable by Sub-Sublandlord pursuant to any provision of the Original Sublease or the Lease, as the case may be, together with a statement or statements, with appropriate computations, of such amounts, if any, which Sub-Subtenant is thereafter required to pay hereunder.  If any increase in Additional Charges is payable hereunder, Sub-Subtenant shall pay to Sub-Sublandlord such increase in Additional Charges within thirty (30) days after receipt of the aforesaid statement from Sub-Sublandlord related thereto.

(c)           Sub-Subtenant shall pay Sub-Sublandlord upon demand any reasonable actual out-of-pocket charge, cost or expense incurred by Sub-Sublandlord as a result of Sub-Subtenant's acts or requests in or in respect of the Subleased Premises including, without limitation, costs imposed upon Sub-Sublandlord by the Overlandlord or the Prime Landlord (which for these purposes shall be deemed to be reasonable) by virtue of Sub-Subtenant's request for special or after hours cleaning, heating, ventilating, air conditioning, elevator and other similar overtime or extra charges for services requested by Sub-Subtenant or incurred in respect of the Subleased Premises.

(d)           Sub-Subtenant's obligations to pay any additional rent and/or any Additional Charges hereunder shall survive the expiration or sooner termination of this Sub-Sublease and, except as may be herein provided, all sums payable by Sub-Subtenant to Sub-Sublandlord pursuant to this Sub-Sublease as Additional Charges shall be collectible by Sub-Sublandlord in the same manner as Base Rent.

12.           PRORATED RENT. In the event this Sublease commences or ends on some date other than the first or last day of a calendar month, all rent for that month shall be prorated on the basis of a thirty (30) day month to reflect the actual number of days during such month.

13.           USE.  Sub-Subtenant shall use and occupy the Subleased Premises for general, executive and administrative office purposes and for uses ancillary thereto only.  Sub-Subtenant shall comply with all Federal, state and local laws, rules, statutes and regulations applicable to Sub-Subtenant’s conduct of its business and its use and occupancy of the Subleased Premises.  Sub-Subtenant shall neither use nor permit the use of the Subleased Premises in any manner that will or could violate any applicable Federal, state and local laws, rules, statutes, and regulations or the provisions of the Lease.  Sub-Subtenant shall have the right, in common with others, to reasonable use of the common areas of the Building.

15.           ELECTRICITY.  Pursuant to Section 44 of the Lease and Section 5.02 of the Original Sublease, Sub-Subtenant shall pay to Sub-Sublandlord as Additional Charges within fifteen (15) days after Sub-Subtenant’s receipt of Sub-Sublandlord’s statement therefor, all charges for electricity consumed in the Subleased Premises for the period from the Commencement Date through the Expiration Date.

16.           CONDITION OF SUBLEASED PREMISES.  Sub-Sublandlord has not made any representations or promises with respect to the Subleased Premises or any matter or thing affecting or related thereto except as expressly set forth in this Sub-Sublease.  Sub-Subtenant acknowledges that it has fully inspected the Subleased Premises, is subleasing the Subleased Premises substantially "as is" on the date hereof and vacant (broom clean and free of Sub-Sublandlord’s property and equipment (subject to Section 36 hereof) and rubbish), and Sub-Sublandlord is not required to perform any work or expend any monies in connection with this Sub-Sublease except as set forth herein, and acknowledges that the taking of possession of the Subleased Premises by Sub-Subtenant shall be conclusive evidence that the Subleased Premises were in good and satisfactory condition at the time such possession was so taken.  All understandings and agreements heretofore made between the parties hereto are merged in this Sub-Sublease, which alone fully and completely expresses the agreement between Sub-Sublandlord and Sub-Subtenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or affect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.  In making and executing this Sub-Sublease, Sub-Subtenant has relied solely on such investigations, examinations and inspections as Sub-Subtenant has chosen to make or has made.  Sub-Subtenant acknowledges that Sub-Sublandlord has afforded Sub-Subtenant the opportunity for full and complete investigations, examinations, and inspections of the Subleased Premises.

17.           CONSENTS AND APPROVALS.  In any instance when Sub-Sublandlord's consent or approval is required under this Sub-Sublease, Sub-Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from the Overlandlord or the Prime Landlord, as the case may be.  Sub-Sublandlord shall have no obligation to take any action to compel the Overlandlord or the Prime Landlord to consent to any matter or thing under the Original Sublease or the Lease, or as to this Sub-Sublease.  In the event that Sub-Subtenant shall seek the approval by or consent of Sub-Sublandlord and Sub-Sublandlord shall fail or refuse to give such consent or approval, Sub-Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sub-Sublandlord, it being intended that Sub-Subtenant's sole remedy shall be an action for injunction or specific performance and that said remedy of an action for injunction or specific performance shall be available only in those cases where Sub-Sublandlord shall have expressly agreed in this Sub-Sublease (or provisions of the Original Sublease or the Lease incorporated herein) not to unreasonably withhold or delay its consent.

18.           NOTICES.  All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by (i) United States certified mail and deposited in a United States post office, return receipt requested and postage prepaid and reputable overnight delivery service, (ii) by hand delivery with receipt obtained or (iii) reputable overnight delivery service providing receipt.  Notices, consents, approvals, demands and requests which are served upon Sub-Sublandlord or Sub-Subtenant shall be deemed to have been given or served (x) on the third (3rd) calendar day following the date after the depositing thereof into the exclusive custody of the United States Postal Service, (y) on the date hand delivered or (z) on the first business day following the sending thereof by reputable overnight delivery service.  All notices, consents, approvals, demands and requests given to Sub-Subtenant shall be addressed to Sub-Subtenant at the Subleased Premises, with a copy of all material and default notices sent simultaneously to Thomas Bogal, 200 East 94th Street #2514, New York, New York 10128.  All notices, consents, approvals, demands and requests given to Sub-Sublandlord shall be in duplicate, and until such time as Sub-Sublandlord shall designate otherwise, one such duplicate shall be addressed to Sub-Sublandlord at the address set forth on the first page of this Sub-Sublease, and a further copy shall be addressed to Zukerman Gore & Brandeis, LLP, 875 Third Avenue, New York, New York 10022, Attention: Jeffrey D. Zukerman, Esq.  The parties may from time to time change the names and/or addresses to which notices, consents, approvals, demands and requests shall be addressed and sent as aforesaid, by designating such other names and/or addresses in a notice given in accordance with the provisions of this Article.

19.           TERMINATION OF THE LEASE.  If for any reason the term of the Lease or the Original Sublease shall terminate prior to the expiration date of this Sub-Sublease, this Sub-Sublease shall thereupon be terminated and Sub-Sublandlord shall not be liable to Sub-Subtenant by reason thereof unless both (a) Sub-Subtenant shall not then be in default hereunder beyond applicable notice and grace periods and (b) said termination shall have been effected because of the breach or default of Sub-Sublandlord under the Lease or the Original Sublease.  In the event that this Sub-Sublease is terminated and both (a) and (b) above shall have occurred, Sub-Sublandlord shall indemnify, defend and hold Sub-Subtenant harmless from and against any and all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees, court costs and disbursements, which Sub-Subtenant may incur or pay by reason thereof.

20.           ASSIGNMENT AND SUBLETTING.  (a) Sub-Subtenant shall not assign, encumber or in any way transfer this Sub-Sublease, nor further sublet all or any part of the Subleased Premises, whether voluntarily, voluntarily or by operation of law, nor permit the use or occupancy of all or part of the Subleased Premises by anyone other than the Subtenant (collectively, “Transfer”), without Sub-Sublandlord’s consent (not to be unreasonably withheld, delayed or conditioned).  Subject to Prime Landlord and Overlandlord’s consent, Sub-Subtenant shall have the right to permit up to twenty percent (20%) of the rentable area of the Subleased Premises to be occupied, or used for desk space, mailing privileges, or otherwise by any person or entity which has a business relationship with Subtenant.

(b)           If Sub-Subtenant shall sublease the Subleased Premises or assign this Sub-Sublease to anyone for rents, additional charges related to the value of the Sub-Sublease, or other consideration which for any period shall exceed the Rent payable under this Sub-Sublease for the same period, Sub-Subtenant shall pay to Sub-Sublandlord, as Additional Charges hereunder, fifty percent (50%) of any such rents and additional charges (net of any expenses of Sub-Subtenant reasonably related to making the Subleased Premises available for the sublessee or the assignee such as brokerage fees, reasonable attorneys’ fees, work improvements, and improvement allowances) which is in excess of the Rent accruing during the Sub-Sublease term (the “Transfer Premium”), recognizing that any sums payable by Sub-Subtenant to Sub-Sublandlord, Overlandlord or Prime Landlord shall also be subtracted from the Transfer Premium.  The sums payable under this Section 20 shall be paid to Sub-Sublandlord as Additional Charges as and when payable by the subtenant or assignee to Sub-Subtenant. It is expressly recognized and agreed that the terms and provisions of this Section 20 shall not be applicable in connection with a Permitted Transfer (defined below) or to a sale of stock described in the last sentence of Section 20 below.

(c)           So long as Sub-Subtenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Section, Sub-Subtenant may (i) license or otherwise permit any affiliate or subsidiary of Sub-Subtenant to occupy a portion of the Subleased Premises; and (ii) assign its entire interest under this Sub-Sublease or sublease all or a portion of the Subleased Premises, without the consent of Sub-Sublandlord, to (A) an affiliate, subsidiary, or parent of Sub-Subtenant, or a corporation, partnership or other legal entity controlled by Sub-Subtenant (collectively, an “Affiliated Party”) or (B) a successor to Sub-Subtenant by asset acquisition, capital stock purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied: (1) Sub-Subtenant is not in default under this Sub-Sublease beyond the expiration of any applicable cure period; (2) Sub-Subtenant shall give Sub-Sublandlord written notice at least ten (10) days prior to the effective date of the proposed commencement of the assignment (except in any instance where such prior notice would violate applicable laws, particularly those promulgated by the Securities Exchange Commission, in which case notice shall be given as soon after such notice is permissible); (3) with respect to a Permitted Transfer to an Affiliated Party, Sub-Subtenant continues to have a net worth which is at least greater than Sub-Subtenant’s net worth as of the day of this Sub-Sublease or Sub-Subtenant’s net worth as of the day prior to the Permitted Transfer; and (4) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Sub-Subtenant ceasing to exist as a separate legal entity, (a) Sub-Subtenant’s successor shall own all or substantially all of the assets of Sub-Subtenant and (b) Sub-Subtenant’s successor shall have a net worth which is at least equal to the greater of Sub-Subtenant’s net worth as of the day of this Sub-Sublease or Sub-Subtenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization (each such transfer described in subsections (i) and (ii), a “Permitted  Transfer”). Any required notice by Sub-Subtenant to Sub-Sublandlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Sub-Sublandlord, Sub-Subtenant’s successor shall sign a commercially reasonable form of assumption agreement, which assumption agreement shall not obligate such successor to assume any additional obligations as the Sub-Subtenant beyond those provided in this Sub-Sublease. As used herein, (A) “parent” shall mean a company which owns a majority of Sub-Subtenant’s voting equity; (B) “subsidiary” shall mean an entity wholly owned by Sub-Subtenant or at least thirty-three percent (33%) of whose voting equity is owned by Sub-Subtenant; and (C) “affiliate” shall mean an entity controlled by, controlling or under common control with Sub-Subtenant.  Notwithstanding anything in this Sub-Sublease to the contrary, Sub-Subtenant shall be permitted to sell stock in connection with private placement offerings or on a recognized security exchange (i.e., NYSE, AMEX or NASDAQ) without the consent of Sub-Sublandlord.

(d)           Notwithstanding anything contained in this Section 20 to the contrary, Hexagon Securities, LLC and Link Global Solutions (“Permitted Users”), both affiliates of Sub-Subtenant, shall be permitted to occupy and use the Subleased Premises with Sub-Subtenant, without the prior written consent of Sub-Sublandlord and without being subject to subsection (c) above, provided (i) each Permitted User shall use the Subleased Premises in conformity with all applicable provisions of this Sub-Sublease, and (ii) Sub-Subtenant shall be liable for the acts of each Permitted User in the Subleased Premises.

21.           INSURANCE.  Sub-Subtenant shall maintain throughout the term of this Sub-Sublease such insurance as is required pursuant to, and otherwise in accordance with, Section 8.02 of the Original Sublease (incorporating Article 61 of the Lease) in respect of the Subleased Premises.  Sub-Sublandlord shall be named as an additional insured on all policies required to be carried by Sub-Subtenant under this Section.  Sub-Subtenant shall deliver to Sub-Sublandlord, the Overlandlord and the Prime Landlord copies of fully paid-for certificates prior to the Commencement Date.  Sub-Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sub-Subtenant shall deliver to Sub-Sublandlord, the Overlandlord and the Prime Landlord copies of such renewal certificates at least fourteen (14) days before the expiration of any existing policy.  All such policies shall be written on an occurrence basis, be issued by companies licensed to do business in the State of New York, and shall have a rating no less than that required by Article 61 of the Lease, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Sub-Sublandlord, the Overlandlord and the Prime Landlord are given at least thirty (30) days' prior written notice of such cancellation or modification.

22.           SECURITY DEPOSIT.  (a) Sub-Subtenant shall deposit with Sub-Sublandlord upon its execution hereof the sum of One Hundred Seventy Four Thousand Eight Hundred Seventy and 00/100 ($174,870.00) Dollars as security (the "Security Deposit") for the performance by Sub-Subtenant of all of the terms, covenants and conditions of this Sub-Sublease on Sub-Subtenant's part to be performed.  Sub-Sublandlord shall have the right following Sub-Subtenant's default beyond applicable notice and grace periods, without additional notice to Sub-Subtenant, and regardless of the exercise of any other remedy Sub-Sublandlord may have by reason of a default beyond applicable notice and grace periods, to apply that part of said Security Deposit to cure any default beyond applicable notice and grace periods of Sub-Subtenant, and, if Sub-Sublandlord does so, Sub-Subtenant shall, within five (5) days of demand therefor, deposit with Sub-Sublandlord the amount so applied so that Sub-Sublandlord shall have the full amount of the security at all times during the term of this Sub-Sublease.  If Sub-Subtenant shall fail to make such deposit, Sub-Sublandlord shall have the same remedies for such failure as Sub-Sublandlord has for a default in the payment of Base Rent.  In the event of an assignment or transfer of the leasehold estate and this Sub-Sublease, Sub-Sublandlord shall transfer the Security Deposit to the assignee, and in such event, (a) Sub-Sublandlord shall thereupon be automatically released by Sub-Subtenant from all liability for the return of such Security Deposit, and (b) Sub-Subtenant shall look solely to the assignee for the return of said Security Deposit, and the foregoing provisions of this sentence shall apply to every transfer made of the Security Deposit to a new assignee of Sub-Sublandlord's interest in the Original Sublease.  If Sub-Subtenant shall not be in material or monetary default of the terms, covenants and/or conditions of this Sub-Sublease beyond applicable notice and grace periods, the Security Deposit shall be returned to Sub-Subtenant with interest accrued thereon within thirty (30) days after the date fixed as the end of this Sub-Sublease and after delivery of the Subleased Premises to Sub-Sublandlord in the manner and condition required by this Sub-Sublease and the Lease.

(b)           Sub-Subtenant shall provide Sub-Sublandlord with the Security Deposit in the form of an unconditional irrevocable letter of credit (the “Letter of Credit”) governed by the Uniform Customs and Practices for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500, as revised from time to time, provided that the Letter of Credit shall be commercially reasonably satisfactory in form and content to Sub-Sublandlord, in its reasonable discretion, and shall be issued in favor of Sub-Sublandlord as beneficiary, by such lending institution as is reasonably satisfactory to Sub-Sublandlord and qualified to transact banking business in New York and with an office in New York City, at which drafts drawn on the Letter of Credit may be presented.  In the event that Sub-Subtenant elects to post the Letter of Credit, the Letter of Credit shall either (i) expire on the date which is sixty (60) days after the expiration of the Lease (the “LC Date”), (ii) be automatically self renewing until the LC Date, or (iii) if the Letter of Credit expires prior to the LC Date and is not self renewing, provide the Sub-Sublandlord with a forty-five (45) day period to draw on the Letter of Credit following notice to Sub-Sublandlord that the Letter of Credit will not be renewed.  Sub-Sublandlord shall be permitted to draw upon the Letter of Credit (as provided in subparagraph (a) above), in whole or in part, all upon presentation of Sub-Sublandlord’s sight draft accompanied only by the Letter of Credit and Sub-Sublandlord’s signed statement that Sub-Sublandlord is entitled to draw on the Letter of Credit pursuant to this Sub-Sublease.  Sub-Subtenant shall be solely responsible for payment of any and all costs and expenses associated with the obtaining and maintaining of Letter of Credit.  The Letter of Credit shall not be assigned or encumbered by Sub-Subtenant and any attempted assignment or encumbrance by Sub-Subtenant shall be void.

(c)           Notwithstanding anything contained herein to the contrary, provided that (a) Sub-Subtenant shall not have been in (x) monetary default under this Sub-Sublease at any time beyond the expiration of any applicable notice or cure period more than two (2) times or (b) material non-monetary default under this Sub-Sublease at any time beyond the expiration of any applicable notice or cure period more than two (2) times, (b) Sub-Subtenant is not then in monetary or material non-monetary default under this Sub-Sublease, then the amount of the required Security Deposit hereunder shall be reduced to (i) $145,725.00 on the first (1st) anniversary of the Rent Commencement Date and (ii) $116,580.00 on the second (2nd) anniversary of the Rent Commencement Date, it being agreed that if Sub-Subtenant shall breach the terms of clause (a) above between the first (1st) and second (2nd) anniversaries of the Rent Commencement Date,  the amount of the required Security Deposit hereunder shall remain at $145,725.00 for the remainder of the term of this Sub-Sublease.  Sub-Sublandlord shall cooperate with Sub-Subtenant to arrange for such reduction in the amount of the Letter of Credit then held by Sub-Sublandlord, including, without limitation, promptly executing and delivering any required documents in connection with the foregoing that may be reasonably requested by the issuing bank.  Upon Sub-Sublandlord’s receipt of a replacement Letter of Credit which is in compliance with the terms of this Article 22, Sub-Sublandlord shall promptly return the original Letter of Credit to Sub-Subtenant.

23.           ESTOPPEL CERTIFICATES.  Sub-Subtenant shall, within ten (10) days after each and every request by Sub-Sublandlord, execute, acknowledge and deliver to Sub-Sublandlord a statement in writing (a) certifying that this Sub-Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (b) specifying the dates to which the Base Rent and Additional Charges have been paid, (c) stating whether or not, to the best knowledge of Sub-Subtenant, Sub-Sublandlord is in default in performance or observance of its obligations under this Sub-Sublease, and, if so, specifying each such default, (d) stating whether or not, to the best knowledge of Sub-Subtenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Sub-Sublandlord under this Sub-Sublease, and, if so, specifying each such event, and (e) stating whether Sub-Subtenant has exercised any option(s) to extend the term of this Sub-Sublease, and, if so, specifying each such extension.  Any such statement delivered pursuant to this Section may be relied upon by any prospective assignee or transferee of the leasehold estate under the Original Sublease.  Within thirty (30) days of Sub-Subtenant’s request therefor in connection with a sale of Sub-Subtenant’s business or a public offering or other material financing, Sub-Sublandlord, no more than once per annum, will confirm the rental payments being made hereunder and whether Sub-Subtenant is in default in the payment thereof and, to its knowledge, any other material obligation hereunder.

24.           ALTERATIONS.  Sub-Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or addition in or to the Subleased Premises (“Alterations”) without (a) obtaining the prior written consent of Sub-Sublandlord, the Overlandlord and the Prime Landlord in each instance, provided that Sub-Sublandlord will consent thereto upon the Overlandlord’s and the Prime Landlord’s consent, (b) complying with each condition imposed by Sub-Sublandlord, the Overlandlord and/or the Prime Landlord under each of the Original Sublease or the Lease in connection therewith including, without limitations, the provisions of the Original Sublease with respect thereto.  If Sub-Subtenant shall make any Alterations in the Subleased Premises in accordance with this Sub-Sublease, the Original Sublease and the Lease, Sub-Subtenant shall, prior to the Expiration Date, at its expense, restore the Subleased Premises to the condition existing prior to the Commencement Date and repair any damage to the Subleased Premises due to such restoration as required by the Lease.  Notwithstanding the foregoing, in accordance with Section 50 of the Lease, the consent of Prime Landlord, Overlandlord and Sub-Sublandlord  shall not be required for minor decorative changes to the Subleased Premises, such as painting and installation of cabinets and shelves.

25.           RIGHT TO CURE DEFAULTS.  If Sub-Subtenant shall at any time fail to make any payment or perform any other obligation of Sub-Subtenant hereunder then Sub-Sublandlord shall have the right, but not the obligation, after the lesser of ten (10) days' notice to Sub-Subtenant or the time within which the Overlandlord under the Original Sublease may act on Sub-Sublandlord's behalf under the Original Sublease, or without notice to Sub-Subtenant in the case of any emergency, and without waiving or releasing Sub-Subtenant from any obligations of Sub-Subtenant hereunder, to make such payment or perform such other obligation of Sub-Subtenant in such manner and to such extent as Sub-Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees.  Sub-Subtenant shall pay to Sub-Sublandlord upon demand all sums so paid by Sub-Sublandlord and all incidental costs and expenses of Sub-Sublandlord in connection therewith, together with interest thereon at the rate of one and one-half (1/2%) percent per calendar month or any part thereof or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditures.

26.           BROKERAGE.  Sub-Subtenant and Sub-Sublandlord each represent and warrant to the other that no broker or other person had any part, or was instrumental in any way, in bringing about this Sub-Sublease, other than CB Richard Ellis and GVA Williams (collectively, the “Brokers”).  Sub-Subtenant and Sub-Sublandlord each agree to indemnify, defend and hold harmless, the other from and against any claims made by any broker or other person (other than the Brokers)

alleging that such broker, or person who dealt with such party for a brokerage commission, finder's fee or similar compensation, by reason of or in connection with this Sub-Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) in connection with such claims.  Sub-Sublandlord shall pay any brokerage commissions due to the Brokers in accordance with a separate agreement with the Brokers.  This Article 24 shall survive the termination of this Sub-Sublease.
27.           END OF SUB-SUBLEASE TERM; WAIVER.  If Sub-Subtenant holds over after the end of the term without the written consent of Sub-Sublandlord and Landlord, then Sub-Subtenant shall be deemed to be a Sub-Subtenant at will and shall be liable to Sub-Sublandlord for (i) all losses and damages which Sub-Sublandlord may incur or sustain by reason thereof (which may include, without limitation, rent, additional rent and penalties attributable to the entire premises leased to Sub-Sublandlord under the Original Sublease), including, without limitation, reasonable attorneys' fees, court costs and disbursements and Sub-Subtenant shall indemnify Sub-Sublandlord against all claims made by any party against Sub-Sublandlord arising out of or resulting from Sub-Subtenant's failure to timely surrender and vacate the Subleased Premises, including, without limitation, consequential damages and (ii) per diem use and occupancy in respect of the Subleased Premises equal to two (2) times the Base Rent and Additional Charges payable hereunder for the last year of the term of this Sub-Sublease pro-rated per diem (which amount the parties agree is the minimum to which Sub-Sublandlord would be entitled and is presently contemplated by them as being fair and reasonable under the circumstances and not as a penalty).  In no event shall any provision hereof be construed as permitting Sub-Subtenant to hold over in possession of the Subleased Premises (or any portion thereof) after the expiration or termination of the term hereof, and no acceptance by Sub-Sublandlord of payments from Sub-Subtenant after the expiration or termination of the term hereof shall be deemed other than on account of the amount to be paid by Sub-Subtenant in accordance with the provisions of this Article.  The provisions of this Article 25 shall survive the expiration or earlier termination of this Sub-Sublease.

28.           WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM.  Each party hereby waives all right to trial by jury in any summary proceeding or other action, proceeding or counterclaim arising out of or in any way connected with this Sub-Sublease, the relationship of Sub-Sublandlord and Sub-Subtenant, the Subleased Premises and the use and occupancy thereof, and any claim of injury or damages.  Sub-Subtenant and Sub-Sublandlord also hereby waive all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

29.           COMPLETE AGREEMENT.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the /subject matter of this Sub-Sublease which are not fully expressed in this Sub-Sublease.  This Sub-Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties hereto.

30.           SUCCESSORS AND ASSIGNS.  The provisions of this Sub-Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

31.           INTERPRETATION.  Notwithstanding the place of execution or performance, this Sub-Sublease shall be governed by and construed in accordance with the laws of the State of New

York.  If any provision of this Sub-Sublease or application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sub-Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  The table of contents, captions, headings and titles, if any, in this Sub-Sublease are solely for convenience of reference and shall not affect its interpretation.  This Sub-Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sub-Sublease to be drafted.  If any words or phrases in this Sub-Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sub-Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sub-Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.  Each covenant, agreement, obligation or other provision of this Sub-Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sub-Sublease unless otherwise expressly provided.  All terms and words used in this Sub-Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  The word "person" as used in this Sub-Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

32.           CONSENT OF LANDLORD UNDER THE ORIGINAL SUBLEASE AND THE LEASE.  This Sub-Sublease shall have no effect until the Overlandlord and the Prime Landlord and, if necessary, any mortgagee and/or ground lessor of the Building shall have each given its written consent hereto in a form reasonably acceptable to Sub-Subtenant (collectively, the “Consents”) in accordance with the terms of the Original Sublease and the Lease.  Sub-Subtenant shall execute and deliver any documents and information required by the Prime Landlord in connection with its granting its consent to this Sub-Sublease.  If the Consents to this Sub-Sublease are not obtained for any reason whatsoever by 5:00 p.m. New York time within thirty (30) days from the date hereof (the “Consent Date”) either party may give the other party hereto five (5) business days written notice that this Sub-Sublease shall be deemed null and void and of no effect; provided, however, that in the event that the Consents are obtained prior to the fifth (5th) business day after such notice is so given, this Sub-Sublease shall not be deemed null and void and shall remain in full force and effect as though such notice had not been given.  If this Sub-Sublease is deemed null and void and of no effect, and if Sub-Subtenant is in possession of all or any portion of the Subleased Premises, Sub-Subtenant shall immediately quit and surrender to Sub-Sublandlord the Subleased Premises, shall remove all of its property and repair all damage caused by such removal and restore the Subleased Premises to the condition in which they were prior to the installation of the items so removed, at which time Sub-Sublandlord shall promptly return any deposits or prepaid rent to Sub-Subtenant.

33.           HAZARDOUS MATERIALS.  Sub-Subtenant covenants and agrees that it shall not bring any Hazardous Materials (as hereinafter defined) into or onto the Subleased Premises.  In the event that Hazardous Materials are brought onto the Subleased Premises by Sub-Subtenant or any agent, employee or officer thereof, Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord harmless from and against any and all losses, claims, payments, judgments, liens, assessments, liabilities, costs and expenses (including, without limitation, penalties, interest, punitive damages, attorneys' fees, disbursements and court costs) arising out of, as a result of, or incident to, the presence of any such Hazardous Materials on, under or about the Subleased Premises or the emanation of any such Hazardous Materials from the Subleased Premises.  “Hazardous Materials” means any and all hazardous or toxic substances or wastes (as so categorized by any law); petroleum or crude oil or any constituent, fraction or product thereof; asbestos; and polychlorinated biphenyls.

34.           DEFAULT OF SUB-SUBTENANT.  In the event that Sub-Subtenant shall default in the performance of any of the terms, covenants and conditions on its part to be performed under this Sub-Sublease, or in the event that Sub-Subtenant shall default in the performance of any of the terms, covenants and conditions on the tenant's part to be performed under the Original Sublease or the Lease that are incorporated by reference herein and the same are not cured within the time period for the curing thereof, if any, under this Sub-Sublease, the Original Sublease or the Lease, as incorporated by reference herein, then Sub-Sublandlord shall have the same rights and remedies with respect to such default as are given to the Overlandlord and the Prime Landlord, as the case may be, with respect to defaults by the tenant under the Original Sublease or the Lease, all with the same force and effect as though the provisions of the Original Sublease and the Lease with respect to defaults and the rights and remedies of the Overlandlord and the Prime Landlord thereunder in the event thereof were set forth at length herein.  Sub-Sublandlord agrees promptly to give notice to Sub-Subtenant of any notices of default relating to the Subleased Premises which may be received by Sub-Sublandlord from the Overlandlord or the Prime Landlord under the Original Sublease or the Lease, but failure of Sub-Sublandlord to give such notice to Sub-Subtenant shall not diminish Sub-Subtenant's obligations hereunder. If Sub-Subtenant shall default in the performance of any of Sub-Subtenant's obligations under this Sub-Sublease or under the provisions of the Original Sublease, Sub-Sublandlord, without thereby waiving such default, may, at Sub-Sublandlord's option, perform the same for the account and at the expense of Sub-Subtenant.

35.           SUB-SUBLANDLORD’S CONTRIBUTION; SUB-SUBTENANT’S WORK.  (a)  Sub-Sublandlord shall reimburse Sub-Subtenant for Reimbursable Costs (as hereinafter defined) incurred by Sub-Subtenant in the performance of Sub-Subtenant’s Work (as hereinafter defined) in an amount (“Sub-Sublandlord’s Contribution”) equal to Twenty Nine Thousand One Hundred Forty-Five and 00/100 ($29,145.00) Dollars upon satisfaction of, and subject to, the following terms and conditions:

(i)
Sub-Subtenant’s Work shall be completed in accordance with (a) the plans and specifications approved in advance in writing by Sub-Sublandlord, Overlandlord and Prime Landlord, in each case, if such approval is required pursuant to Section 34 hereof, and (b) the terms and provisions of the Original Sublease and Lease applicable to such Sub-Subtenant’s Work;

(ii)
Sub-Subtenant shall have delivered to Sub-Sublandlord an approved requisition certified by (a) the contractor having performed such work and requesting payment, and (b) if applicable, the Subtenant’s architect on standard AIA requisition forms;

(iii)
Sub-Subtenant shall have supplied Sub-Sublandlord with receipted bills or other evidence reasonably satisfactory to Sub-Sublandlord establishing (a) the cost of Sub-Subtenant’s Work and the Reimbursable Costs; (b) that all sums due and owing to contractors, subcontractors and materialmen to date have been paid in full; (c) copies of the invoices marked “paid” from the contractors, subcontractors and materialmen for the amounts for which reimbursement is being requested; (d) a certificate, in form and substance reasonably satisfactory to Sub-Sublandlord, made by an authorized officer of Sub-Subtenant that, to Sub-Subtenant’s best knowledge, there has not been filed with respect to the Building and/or the Subleased Premises, or any part of either of the foregoing, or upon Sub-Subtenant’s leasehold interest therein any vendor’s, mechanic’s, laborer’s, materialman’s or other lien with respect to the Sub-Subtenant’s Work that has not been discharged of record; (e) general releases and waivers of lien from all consultants, contractors, subcontractors and materialmen involved in the performance of Sub-Subtenant’s Work and who shall have performed work and/or furnished materials; and (f) if applicable, a certificate from Sub- Subtenant’s architect that (1) Sub-Subtenant’s Work was performed in compliance with all applicable laws, and (2) that all governmental authorities have issued final approvals of the work as built and occupancy of the Subleased Premises (including any required amendments to the certificate of occupancy);

(iv)	Sub-Subtenant is not then in default under the terms of this Sub-Sublease beyond the expiration of applicable notice and grace periods;

(v)
The right to receive reimbursement for Reimbursable Costs as provided in this Section 35 shall be for the exclusive benefit of Sub-Subtenant, it being the express intent of the parties that in no event shall such right be conferred upon, or for the benefit of, any third party, including any contractor, subcontractor, materialmen, laborer, architect, engineer, attorney or any other person, firm or entity; and

(vi)	Sub-Subtenant makes such request for Sub-Sublandlord’s Contribution within one hundred eighty (180) days from the Commencement Date.

It is understood by the parties hereto that, as of the date of this Sub-Sublease, Sub-Subtenant anticipates that Sub-Subtenant’s Work shall consist solely of decorative changes as described in Section 24 hereof and, in such event, subsections (i)(a), (ii)(b) and (iii)(f) above shall not be applicable; provided, however, in the event Sub-Subtenant’s Work shall consist of changes other than decorative changes, then subsections (i)(a), (ii)(b) and (iii)(f) above shall be applicable.

(b)           As used herein, “Sub-Subtenant’s Work” shall mean the work to be performed by Sub-Subtenant to prepare the Subleased Premises for Sub-Subtenant’s initial occupancy; and “Reimbursable Costs” shall mean the following types of costs incurred by Sub-Subtenant to prepare the Subleased Premises for Sub-Subtenant’s initial occupancy: all hard construction costs, supervision fees and general contractor fees incurred in the performance of Sub-Subtenant’s Work; provided, however, Sub-Subtenant may use no more than fifteen percent (15%) of the Reimbursable Costs for costs that do not constitute hard construction costs (i.e., “soft” costs), including, without limitation, architect’s and engineer’s fees, permit fees, expeditor’s fees and designer’s fees, in each case relating to Sub-Subtenant’s Work.

(c)           In the event Sub-Sublandlord shall not reimburse Sub-Subtenant for Reimbursable Costs within thirty (30) days of Sub-Subtenant providing the items specified in subsection (a)(ii) and (iii) above, Sub-Subtenant shall be permitted to offset such Reimbursable Costs against the subsequent payment of Base Rent and/or Additional Charges due hereunder.

36.           FURNITURE, FURNISHINGS AND EQUIPMENT.  So long as Sub-Subtenant is not in default of the terms and conditions of this Sub-Sublease, during the term of this Sub-Sublease, Sub-Subtenant shall be permitted to use Sub-Sublandlord’s equipment, furnishings, furniture as set forth on Exhibit D attached hereto (the “Furniture, Furnishing and Equipment”), and on the Expiration Date, such Furniture, Furnishings and Equipment shall become the property of Sub-Subtenant; provided, however, that Sub-Subtenant acknowledges and agrees that the Furniture, Furnishings and Equipment are being delivered to Sub-Subtenant in their “AS IS” “WHERE IS” condition on the Commencement Date, without representation or warranty as to fitness, merchantability or use or any other representation of any kind whatsoever.  Sub-Subtenant shall be responsible for any applicable transfer taxes imposed by any governmental authority (“Transfer Taxes”) upon the transfer of the Furniture, Furnishings and Equipment upon the Expiration Date.  Sub-Subtenant shall indemnify, defend and hold Sub-Sublandlord harmless from and against any loss, cost or expense incurred as a result of any damage to the Furniture, Furnishings or Equipment or any repairs required thereto, or any failure to pay the Transfer Taxes.  Sub-Subtenant shall be responsible, at its sole cost and expense, for the repairs, maintenance and replacement, to the extent necessary, of the Furniture, Furnishings and Equipment during the term of this Sub-Sublease.  This Article 36 shall survive the termination of this Sub-Sublease.

37.           REPRESENTATIONS AND COVENANTS.  Sub-Sublandlord hereby represents to Sub-Subtenant that (i) the Original Sublease and, to Sub-Sublandlord’s knowledge, the Lease are in full force and effect and Sub-Sublandlord covenants that it will not amend, cancel or surrender the Original Sublease nor allow the Lease to be modified during the term of this Sub-Sublease without advising Sub-Subtenant and receiving Sub-Subtenant’s consent thereto, which shall not be unreasonably withheld or delayed, provided any such amendment does not increase Sub-Subtenant’s obligations or diminish Sub-Subtenant’s services, rights or privileges; provided, however, that any amendment, cancellation or surrender that does not effect the Subleased Premise nor adversely effect Sub-Subtenant shall not require the consent of Sub-Subtenant, (ii) Sub-Sublandlord has received no written notice of default from the Overlandlord and, to Sub-Sublandlord’s knowledge, there are no defaults under the Original Lease or the Lease as of the date hereof, which defaults remain uncured as of the date hereof; (iii) to Sub-Sublandlord’s knowledge, Sub-Sublandlord is not in default under the Original Sublease; (iv) subject to the terms of this Sub-Sublease, the original Sublease and the Lease, so long as Sub-Subtenant is not in default hereunder or in breach hereof , Sub-Subtenant shall quietly enjoy the Sublease Premises until the Expiration Date, and (v) the Subleased Premises are in compliance with all material laws that, as of the Commencement Date, are the obligation of Sub-Sublandlord, as Sub-Subtenant under the Original Sublease, with which to comply.

38.           SIGNAGE.  Subject to the provisions of the Original Sublease and the Lease, Sub-Sublandlord shall, upon Sub-Subtenant’s written request therefor, request that the Overlandlord or the Prime Landlord, as the case may be, add Sub-Subtenant’s name (and Permitted Users’ names, if so requested) to the Building lobby directory or as may be permitted under the Lease.  Sub-Sublandlord shall cooperate with Sub-Subtenant in transferring the twenty (20) Building directory listings provided in Section 10.2 of the Original Sublease (pursuant to Section 73 of the Lease), as well as the right to install Building standard signage in the elevator lobby of the 25th floor in the Building; it being understood that Sub-Subtenant shall be responsible for all costs and expenses charged by Prime Landlord in transferring or charging such directory listings, and such costs and expenses shall be deemed a Reimbursable Cost pursuant to Section 35.

IN WITNESS WHEREOF, Sub-Sublandlord and Sub-Subtenant have hereunto executed this Sub-Sublease as of the day and year first above written.

SUB-SUBLANDLORD:

CYTRX ONCOLOGY CORPORATION

By: /s/ STEVEN A. KRIEGSMAN
      Name: Steven A. Kriegsman
      Title: President and Chief Executive Officer

SUB-SUBTENANT:

RED PINE ADVISORS LLC

By: /s/ MITCHELL KAHN
      Name:  Mitchell Kahn
      Title:  Managing Principal